PROMISSORY NOTE CONVERSION AGREEMENT

THIS PROMISSORY NOTE CONVERSION AGREEMENT (the “Agreement”) is entered into as of March 8, 2013, by and between Loreto Resources Corporation, a Nevada corporation (the “Company”), and person identified on the signature page hereto (the “Noteholder”). The Company and the Noteholder may be referred to herein individually as a “Party” and collectively referred as the “Parties.”

Recitals:

A.       The Company executed a Promissory Note or Promissory Notes in favor of the Noteholder in the principal amount shown on the signature page hereto, dated the date shown on the signature page hereto (the “Note(s)”).

B.       The Parties desire to convert the entire amount outstanding under the Note(s) into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

C.      The Company presently intends to undertake certain actions as described herein that will have the effect of greatly diluting the number of shares of Common Stock to be held by Noteholder after such conversion, and the Parties desire to set forth their agreements and understandings with respect thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Conversion to Common Stock. Effective as of the date hereof, the entire amount of outstanding principal and accrued but unpaid interest under the Note(s) (as shown on the signature page hereto) shall be converted into the number shares of Common Stock shown on the signature page hereto, at a conversion rate of $0.0075 per share (with any fraction rounded up the nearest whole number of shares) (the “Conversion Shares”). Upon execution of this Agreement and return of the original Note(s) as described below, the Company shall instruct its transfer agent to issue such Conversion Shares to the Noteholder at the address on the signature page hereto.

2.   Waiver and Release. For and in consideration of the issuance of the Conversion Shares to Noteholder, and for other good and valuable consideration, Noteholder hereby waives its right to receive any other amounts due or payable under the Note, releases the Company from all obligations under the Note(s) and deems the Note(s) satisfied in full; and further, the Noteholder, on behalf of itself and its successors, assigns, representatives and agents, hereby covenants not to sue and fully, finally and forever completely releases the Company and its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Company Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Noteholder has or might claim to have against the Company Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Noteholder arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of this Agreement.

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3.    Return of Note. Upon execution of this Agreement, the Note(s) shall be deemed to be paid in full. Upon the execution of this Agreement, the Noteholder shall return the original Note(s) to the Company marked “CANCELLED: PAID IN FULL”.

4.    Restricted Stock. (a) The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

(b)          Noteholder understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

5.   Noteholder Representations. The Company is issuing the Conversion Shares to the Noteholder in reliance upon the following representations made by the Noteholder:

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(a)      Noteholder is an “accredited investor” within the meanings set forth in Regulation D under the Act, for the reason(s) specified on the Investor Certification attached hereto as completed by Noteholder, and Noteholder shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Noteholder is acquiring the Conversion Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Noteholder understands and acknowledges that the Conversion Shares have not been registered under the Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of Noteholder as expressed herein. Noteholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

(b)       Noteholder (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by the Conversion Shares.

(c)       As a result of Noteholder’s study of the aforementioned information and Noteholder’s prior overall experience in financial matters, and Noteholder’s familiarity with the nature of businesses such as the Company, Noteholder is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d)       Noteholder’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Holder’s overall investment program and financial condition.

(e)       Noteholder’s financial condition is such that Noteholder can afford to bear the economic risk of holding the Conversion Shares, and to suffer a complete loss of Noteholder’s investment in the Company represented by the Conversion Shares.

(f)       Noteholder’s principal residence is as set forth on the signature page hereto.

(g)      Noteholder understands that no public market now exists, and there may never be a public market for, the Company’s Common Stock, including the Conversion Shares.

(h)      All action on the part of Noteholder, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Noteholder hereunder and thereunder has been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of Noteholder, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

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(i)      Noteholder represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf Noteholder is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Noteholder”). Noteholder agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. Noteholder consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about Noteholder as the Company reasonably deems necessary or appropriate to comply with applicable U.S. antimony laundering, anti-terrorist and asset control laws, regulations, rules and orders. If Noteholder is a financial institution that is subject to the USA Patriot Act, Noteholder represents that it has met all of its obligations under the USA Patriot Act. Noteholder acknowledges that if, following its investment in the Company, the Company reasonably believes that Noteholder is a Prohibited Noteholder or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require Noteholder to transfer the Shares. Noteholder further acknowledges that Noteholder will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(j)      If Noteholder is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Noteholder receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Noteholder represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

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(k)      Noteholder realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

(o)      (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. Noteholder fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.     Vote of the Noteholder.

(a)      Noteholder shall, if and when directed in writing by the Company, cause all outstanding shares of the Company’s Common Stock that are owned by the Noteholder, including the Conversion Shares (collectively, the “Noteholder’s Shares”), to be voted in favor of the approval of (i) a 1:100 reverse split of the Common Stock, (ii) the issuance by the Company shares of convertible preferred stock (the “Series A Preferred Stock”) convertible into 99% or more of the total number of shares of Common Stock to be outstanding assuming they are convertible in full, (iii) the change of the Company’s name to such name as the Company’s President or the majority of the holders of Series A Preferred Stock shall designate, and (iv) the increase of the Company’s authorized shares of Common Stock to up to 3,000,000,000, and in favor of each of the other action necessary or advisable, in the Company’s sole discretion, in connection therewith. In the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval of any of the foregoing, the Noteholder shall (unless otherwise directed in writing by the Company) cause to be validly executed, with respect to all of the Noteholder’s Shares, a written consent or written consents to such proposed action.

(b)      To secure the Noteholder’s obligations to vote all of the Noteholder’s Shares in accordance with this Agreement, the Noteholder appoints the Chief Executive, President or Secretary of the Company, or any of them from time to time, or their designees, as the Noteholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of the Noteholder’s Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Noteholder if, and only if, the Noteholder fails to vote all of the Noteholder’s Shares, or execute such other instruments in accordance with the provisions of this Agreement within two (2) days of the Company’s, or any other party’s written request for the Noteholder’s written consent or signature. The proxy and power granted by the Noteholder pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Noteholder’s Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any of the Noteholder’s Shares.

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(c)      Noteholder acknowledges that after giving effect to the transactions described in Section 6(a) above, Noteholder’s percentage interest in the Common Stock (after giving effect to the conversion in full of the Preferred Stock) and the percentage of the total votes it will be entitled to cast on matters to be voted on by the shareholders of the Company voting together will be reduced by more than99%. The Company reserves all rights to make further dilutive issuances of stock of any class or series in the future.

7.   Miscellaneous.

(a)       This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(b)       This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(c)       Each Party to this Agreement hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. Each Party represents and warrants to the other Party that in executing this Agreement such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(d)       Each Party to this Agreement hereby represents and warrants to the other Party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such Party.

(e)       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

[The Remainder of this Page is Left Blank Intentionally. Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

COMPANY:		NOTEHOLDER:

LORETO RESOURCES CORPORATION

By:
Name:	Luis F. Saenz
Its:	President

Principal amount of Promissory Note 1:
Date of Promissory Note 1:
Total principal and accrued but unpaid interest under the Promissory Note 1:
Number of Conversion Shares Note 1:

Principal amount of Promissory Note 2:
Date of Promissory Note 2:
Total principal and accrued but unpaid interest under the Promissory Note 2:
Number of Conversion Shares Note 2:

Principal amount of Promissory Note 3:
Date of Promissory Note 3:
Total principal and accrued but unpaid interest under the Promissory Note 3:
Number of Conversion Shares Note 3:

Noteholder address:

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LORETO RESOURCES CORPORATION

INVESTOR CERTIFICATION

For Individual Accredited Investors Only
(all Individual Accredited Investors must INITIAL where appropriate):

Initial _______	I have a net worth a net worth (including homes, furnishings and automobiles, but excluding for these purposes the value of my primary residence) in excess of US$1 million either individually or through aggregating his individual holdings and those in which he has a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of the Company.

For Non-Individual Accredited Investors

(all Non-Individual Accredited Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

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